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                                                                   Exhibit 10.35

                                                                 TRUST I, FORM I

                                 Trust Agreement

            This Trust Agreement, dated as of this FIRST day of February, 1999 (the "Effective Date"), by and between PAINE WEBBER GROUP INC., a Delaware corporation (hereinafter referred to as "PWG"), and THE CHASE MANHATTAN BANK (hereinafter referred to as the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, PWG has previously established two separate grantor trusts (respectively, "DCP Trust I" and "DCP Trust II") to fund the obligations of PWG to [NAME] (the "Executive") under the Paine Webber Group Inc. Senior Officer's Deferred Compensation Plan, as amended (the "DCP"), and has separately established a grantor trust (the "SERP Trust") to fund its obligations to the Executive under the Paine Webber Group Inc. Supplemental Employee's Retirement Plan, as amended (the "SERP");

            WHEREAS, as of the Effective Date, the Deferred Compensation Agreement, a form of which will be delivered to the Trustee reasonably promptly following the Effective Date (the "Deferred Compensation Agreement"), will replace for the Executive the DCP and the SERP;

            WHEREAS, PWG now desires to amend and restate DCP Trust I ("Trust I") to hold the assets previously contributed to the DCP Trust I and the SERP Trust for the benefit of the Executive and also to hold the periodic contributions of cash and other assets to Trust I to fund a portion of its obligations to the Executive under the Deferred Compensation Agreement;

            WHEREAS, in order to comply with applicable accounting standards, PWG established DCP Trust II to hold shares of common stock, par value $1.00 per share (the "Common Stock"), resulting from the exercise by the Executive of options granted prior to July 24, 1997 (a "Grandfathered Option") and any cash or other assets resulting from the subsequent sale of such shares of Common Stock;

            WHEREAS, effective as of the Effective Date, PWG has amended and restated the terms of DCP Trust II ("Trust II") to hold the assets of DCP Trust II together with any shares of Common Stock subsequently contributed to Trust II in connection with the exercise of a Grandfathered Option and the deferral of the profit shares issued as a result of such exercise, as well as any amounts received upon the subsequent sale of such shares;

            WHEREAS, the combined assets of Trust I and Trust II shall be used to satisfy PWG's obligations to the Executive and the Executive's Beneficiary under the Deferred Compensation Agreement (the "DCA Obligation");
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            WHEREAS, the Deferred Compensation Agreement requires the
establishment by PWG of a deferred compensation account (the "Account") on its books and records to record the DCA Obligation;

            WHEREAS, PWG desires that the investment return on the assets of Trust I and Trust II shall be utilized for purposes of calculating the investment return credited on amounts allocated to the Account; and

            WHEREAS, the assets of Trust I shall be held in Trust I subject to the claims of the creditors of PWG and its Material Subsidiaries in the event of the Insolvency (as hereinafter defined) of PWG or any such Material Subsidiary until paid to the Executive or the Executive's Beneficiary in accordance with the terms of the Deferred Compensation Agreement;

            NOW, THEREFORE, the parties do hereby establish Trust I and agree that Trust I shall be comprised, held and disposed of as follows:

            Section 1. Establishment of Trust.

            (a) As of the Effective Date, PWG hereby deposits with the Trustee IN TRUST all of the assets of the DCP Trust I and the portion of the assets of the SERP Trust allocable to the Executive's interest therein which, together, shall become the principal of Trust I to be held, administered and disposed by the Trustee as provided in this Trust Agreement. At the time that PWG is required to credit any additional amounts to the Account in accordance with the Deferred Compensation Agreement, PWG shall deposit with the Trustee IN TRUST on the date that such amounts are credited to the Account an additional amount of cash and other property with a Fair Market Value equal to the value of the amount so credited; provided, however, that shares of Common Stock used by PaineWebber to fund a DCA Obligation arising out of the exercise of a Grandfathered Option and the deferral of the profit shares associated therewith shall be contributed to Trust II and not this Trust I. The Trustee hereby accepts Trust I established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement. Trust I shall be known as the "[NAME] Deferred Compensation Agreement Trust I."

            (b) The assets of Trust I may consist of shares of Common Stock. If any shares of Common Stock are contributed to Trust I, PWG shall, by virtue of such contribution, represent that the shares of Common Stock are validly issued, nonassessable and transferable, subject to the requirements of applicable federal and state securities laws. PWG represents that the shares of Common Stock have been registered on an appropriate form filed with the Securities and Exchange Commission. PWG shall advise the Trustee of any limitations on sale of the shares of Common Stock. PWG shall also use its reasonable efforts to register or qualify such shares of Common Stock covered by such a registration statement under the "blue sky" or securities laws of jurisdictions within the United States.
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            (c) Trust I established hereby is irrevocable by PWG.

            (d) Trust I is intended to be a grantor trust, of which PWG is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

            (e) The principal of Trust I, and any earnings thereon, shall be held separate and apart from other funds of PWG, shall be held IN TRUST by the Trustee and shall be used exclusively for the purpose of satisfying the DCA Obligation and the obligations of PWG and its Material Subsidiaries (collectively, the "Companies") to their general creditors as hereinafter set forth. The Executive and the Executive's Beneficiary shall have no preferred claim on, or any beneficial ownership interest in, any assets of Trust I. Any rights created under the Deferred Compensation Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Executive and the Executive's Beneficiary against PWG. Any assets held by Trust I will be subject to the claims of PWG's general creditors under U.S. federal and state law in the event of Insolvency.

            (f) Within ten days following the end of each month while Trust I is in effect (and as of each Valuation Date if required by the terms of the Deferred Compensation Agreement), the Trustee shall determine the Fair Market Value of the assets of Trust I and communicate the results of such valuation to PWG.

            (g) Reasonably promptly following the Effective Date, PWG shall deliver to the Trustee a copy of the Deferred Compensation Agreement. Following the occurrence of a Change in Control, the Deferred Compensation Agreement and any amendments thereto that have been delivered to the Trustee in accordance with this Section 1(g) shall constitute a part of this Trust Agreement. If the Deferred Compensation Agreement is amended, PWG shall promptly deliver a copy of the Deferred Compensation Agreement to the Trustee within ten days of the date of the amendment. On and after the date the Trustee is notified by PWG, the Executive or the Executive's Beneficiary of a Change in Control or otherwise has actual knowledge of the occurrence of a Change in Control (the "Change in Control Notice Date"), the Trustee shall have an obligation to determine whether actions undertaken by the Trustee hereunder are consistent with, and do not violate any of, the terms of the Deferred Compensation Agreement (including, without limitation, any amendments to the Deferred Compensation Agreement that have been delivered to the Trustee in accordance with this Section 1(g)), and, in the event of any conflict between any instruction or direction to the Trustee from PWG and the Deferred Compensation Agreement, the Trustee shall be authorized to rely on the terms of the Deferred Compensation Agreement as reasonably construed by the Trustee. No amendment to the Deferred Compensation Agreement shall affect in any material respect the duties and obligations of the Trustee hereunder without the Trustee's prior written consent.

            (h) Capitalized words which are not otherwise defined in this Trust Agreement have the meanings assigned thereto in the Deferred Compensation Agreement.

            Section 2.  Payments to Executive or The Executive's Beneficiary.
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            (a) PWG shall deliver to the Trustee a payment schedule (the
"Payment Schedule") that indicates the amounts payable to the Executive and the times at which such amounts are payable. The Committee or any individual to whom the Committee delegates its responsibility under the Deferred Compensation Agreement (together with the Committee, the "Administrator") shall determine whether an event set forth on the Payment Schedule has occurred and shall advise the Trustee of such event. The Payment Schedule shall be consistent with the terms of Section 7 of the Deferred Compensation Agreement and shall be delivered to the Trustee as soon as practicable after the Executive's termination of employment with PWG or after any other event entitling the Executive or the Executive's Beneficiary to a payment of amounts credited to the Account. On and after the Change in Control Notice Date, in the event of any conflict between the Payment Schedule and the Deferred Compensation Agreement, the Trustee shall be authorized to rely on the Deferred Compensation Agreement. Except as otherwise provided herein, the Trustee shall make payments to the Executive and the Executive's Beneficiary in accordance with such Payment Schedule and Section 2(b) below. The Trustee shall make provisions for the reporting and withholding of any taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Deferred Compensation Agreement and shall
(i) pay amounts withheld to the appropriate taxing authorities or (ii) remit such withheld amounts to PWG for payment to the applicable taxing authorities upon written agreement from PWG that PWG shall be responsible for the applicable tax reporting and payments.

            (b) Subject to the provisions of Sections 2(c), 2(d) and 2(e), on and after the Change in Control Notice Date, the Trustee shall pay the amounts due to the Executive and the Executive's Beneficiary in respect of PWG's DCA Obligation upon receipt of either (i) a Payment Schedule from PWG authorizing such payment or (ii) an affidavit from the Executive, in substantially the form of Exhibit A hereto (an "Affidavit"), attesting to the amount of such payment and setting forth the circumstances giving rise to the obligation to make such payment under the Deferred Compensation Agreement. The Trustee shall be authorized to rely on the Payment Schedule, written instructions from PWG or any such Affidavit, and in the event of a conflict between the written instructions from PWG and the Affidavit, the provisions of the Affidavit shall be controlling. Notwithstanding the foregoing, unless the Payment Schedule provides otherwise, the Trustee shall satisfy payment obligations first from the assets of Trust I. To the extent the assets of Trust I do not satisfy the payment obligation, the assets of Trust II shall be used to satisfy such obligation. The Trustee shall coordinate all payments with the trustee of Trust II to ensure that no duplicate payments are paid to the Executive or the Executive's Beneficiary.

            (c) To the extent that (i) the Trustee is notified in writing by PWG that PWG's DCA Obligation has been paid in full and (ii) following the Change in Control Notice Date, the notice from PWG is confirmed in writing by the Executive or the Executive's Beneficiary (which confirmation may be waived by the Trustee if the Trustee determines in good faith after reasonable inquiry that such confirmation is being unreasonably withheld by the Executive or the Executive's Beneficiary), then the Trustee shall promptly pay to PWG the then remaining assets of Trust I.
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            (d) PWG may make payment of benefits directly to the Executive or the Executive's Beneficiary as they become due under the terms of Section 7 of the Deferred Compensation Agreement. In the event any amount referred to in a Payment Schedule is paid by PWG to the Executive, PWG shall notify the Trustee in writing of such event. Such notice shall include a Payment Schedule revised in accordance with such notice and, following the Change in Control Notice Date, such revised Payment Schedule shall be confirmed in writing by the Executive or the Executive's Beneficiary (which confirmation may be waived by the Trustee if the Trustee determines in good faith after reasonable inquiry that such confirmation is being unreasonably withheld by the Executive or the Executive's Beneficiary). Upon receipt of such notice, the Trustee shall amend the Payment Schedule to reduce the amount payable thereunder as set forth in such notice and, if applicable, confirmed by the Executive or the Executive's Beneficiary, and shall distribute to PWG an amount of assets from Trust I equal to the fair market value of the amount so paid by PWG; provided, however, that no such payment shall be made to PWG if such payment would cause the assets of Trust I to be less than the Account Balance as of the date such payment would otherwise be due hereunder.

            (e) Trust I and Trust II are established as a means of facilitating the payment of PWG's DCA Obligation. If the principal of Trust I and Trust II and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Deferred Compensation Agreement and the Payment Schedule, PWG shall make the balance of each such payment as it falls due. The Trustee shall, upon reasonable request, provide the trustee of Trust II with information concerning the assets of Trust I. The Trustee shall notify PWG where the principal and earnings of Trust I and Trust II are not sufficient to satisfy the DCA Obligation. Nothing in this Trust Agreement or in the Payment Schedule shall be construed in any way as relieving PWG of the DCA Obligation if the DCA Obligation is not satisfied from the assets of Trust I and Trust II.

            (f) Whenever it is contemplated that PaineWebber shall make a payment or contribution under this Trust Agreement, such payment or contribution shall be made by PWG or any Subsidiary thereof designated by PWG, but no such designation by PWG shall in any way relieve PWG of its obligation to make such payment.

            Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary when Company is Insolvent.

            (a) The Trustee shall cease payment of benefits to the Executive and the Executive's Beneficiary if PWG or any Material Subsidiary is Insolvent. PWG or any Material Subsidiary shall be considered "Insolvent" for purposes of this Trust Agreement if (i) PWG or any Material Subsidiary is unable to pay its debts as they become due or (ii) PWG or any Material Subsidiary is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or the comparable provisions of any other applicable jurisdiction to which PWG is then subject.
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            (b) At all times during the continuance of this Trust I, as provided in Section 1(e) hereof, the principal and income of Trust I shall be subject to claims of general creditors of PWG and its Material Subsidiaries under U.S. federal and state law as set forth below and the laws of any other applicable jurisdiction to which PWG is then subject.

            (1) The Chief Financial Officer of PWG shall have the duty to inform the Trustee in writing of PWG's or any Material Subsidiary's Insolvency. If a person claiming to be a creditor of PWG or any Material Subsidiary alleges in writing to the Trustee that PWG or any Material Subsidiary has become Insolvent, the Trustee shall promptly determine whether PWG or any Material Subsidiary is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executive or the Executive's Beneficiary.

            (2) Unless the Trustee has actual knowledge of PWG's or any Material Subsidiary's Insolvency, or has received notice from PWG or any Material Subsidiary or a person claiming to be a creditor alleging that PWG or any Material Subsidiary is Insolvent, the Trustee shall have no duty to inquire whether PWG or any Material Subsidiary is Insolvent. The Trustee may in all events rely on such evidence concerning PWG's or any Material Subsidiary's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning PWG's or any Material Subsidiary's solvency.

            (3) If at any time the Trustee has determined that PWG or any Material Subsidiary is Insolvent, the Trustee shall discontinue payments to the Executive or the Executive's Beneficiary and shall hold the assets of Trust I for the benefit of PWG's or any Material Subsidiary's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executive or the Executive's Beneficiary to pursue their rights as general creditors of PWG or any Material Subsidiary with respect to benefits due under the Deferred Compensation Agreement or otherwise.

            (4) The Trustee shall resume the payment of benefits to the Executive or the Executive's Beneficiary in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that PWG or any Material Subsidiary is not Insolvent (or is no longer Insolvent).

            (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from Trust I pursuant to Section 3(b)
hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executive or the Executive's Beneficiary under the terms of Section 7 of the Deferred Compensation Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or the Executive's Beneficiary by PWG under the terms of the Deferred Compensation Agreement in lieu of the payments provided for hereunder during any such period of discontinuance.
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            (d) As used herein, "Material Subsidiary" shall mean any significant subsidiary of PWG as determined in accordance with Regulation S-X under the Securities Exchange Act of 1934. PWG shall from time to time provide the Trustee with a list of Material Subsidiaries.

            Section 4. Payments to PWG. Except as provided in Sections 2 and 3 above, PWG shall have no right or power to direct the Trustee to return to PWG or to divert any of the assets of Trust I to any purpose other than the payment of the DCA Obligation before all payment of benefits has been made to the Executive and the Executive's Beneficiary pursuant to the terms of the Deferred Compensation Agreement. Following a determination by the Trustee in accordance with Sections 2(c) and 2(d) that PWG's DCA Obligation has been paid in full, the Trustee shall pay to PWG any remaining assets of Trust I, net of any unpaid Trustee's fees and expenses and a reserve for accrued but unpaid expenses of Trust I.

            Section 5.  Investment Authority.

            (a) The Trustee shall, upon written instructions received from an investment manager appointed by PWG, hold, dispose, invest and reinvest the assets of Trust I, without distinction between principal and income, in Securities; provided, however, that with respect to the purchase or sale of Mutual Funds, the Trustee shall be authorized to purchase or sell such Mutual Funds at the direction of either the Director of Human Resources of PaineWebber Incorporated or his designee. Notwithstanding the foregoing, in no event may assets of Trust I be invested in PWG Securities except to the extent Common Stock has been deposited in Trust I pursuant to Section 1(a). Common Stock held in Trust I shall not be sold or otherwise disposed of by the Trustee except as otherwise provided in this Section 5(a) and in Section 5(d) and, in connection with any payment to the Executive or the Executive's Beneficiary, shall be distributed to the Executive or the Executive's Beneficiary in kind in the manner contemplated by the applicable Payment Schedule, except to the extent that such Common Stock is withheld for tax purposes in the manner contemplated by Section 2(a) hereof. Upon the prior approval of the Committee, PWG shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal market value for any Common Stock held by Trust I. The right of PWG to substitute assets held in Trust I is exercisable by PWG in a nonfiduciary capacity.

            (b) Subject to Section 5(a), all rights associated with assets of Trust I shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Executive or the Executive's Beneficiary.

            (c) On and after the Change in Control Notice Date, the Trustee shall invest the assets of Trust I solely at the direction of one or more independent investment managers who are unaffiliated with PWG and who are appointed by PaineWebber and approved in advance by the Executive in writing. The fees and expenses of such investment managers shall be paid by PWG and not from the assets of Trust I.

            (d) The Trustee shall have the absolute discretion to vote or abstain from
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voting the Common Stock with respect to any matters brought before shareholders.
The Committee shall direct the Trustee with respect to the tendering of the Common Stock held in Trust I.

            (e) When the Trustee delivers Securities against payment, delivery of the property and receipt of payment may not be simultaneous. Trust I shall bear the risk of nonreceipt of payment, and the Trustee shall have no liability therefor, unless such nonreceipt of payment is a result of the Trustee's (or its officers', directors', employees', nominees' or agents') gross negligence or willful misconduct. All credits to Trust I of the anticipated proceeds of sales and redemptions of Securities shall be conditional upon receipt by the Trustee of final payment and may be reversed to the extent final payment is not received. At the discretion of the Trustee, Trust I may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, Trust I shall reimburse the Trustee upon demand for the amount of such conditional credits so used. When the Trustee is to receive Securities, it is authorized to accept documents in lieu of such Securities as long as such documents contain the agreement of the issuer thereof to hold such Securities subject to the Trustee's sole order. The Trustee may, in its discretion, advance funds to Trust I to facilitate the settlement of any trade. In the event of such an advance, Trust I shall immediately reimburse the Trustee for the amount thereof, together with interest at the rate then charged by the Trustee to similar accounts for similar advances.

            (f) When disposing of assets held in Trust I, nothing shall prevent the Trustee, upon the direction of the Administrator, from selling such assets to the Executive or the Executive's Beneficiary for the amount set forth in the Trust I accounting.

            Section 6. Disposition of Income. During the term of Trust I, all income received by Trust I, net of expenses, shall be accumulated and reinvested in accordance with the provisions of Section 5.

            Section 7.  Accounting by Trustee.

            (a) (i) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between PWG and the Trustee. Within ninety days following the close of each calendar year and within ninety days after the removal or resignation of the Trustee, the Trustee shall deliver to PWG (and, following the Change in Control Notice Date, to the Executive or, in the event of the Executive's death, the Executive's Beneficiary) a written account of its administration of Trust I during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all Securities purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being separate), and showing all cash, Securities and other property held in Trust I at the end of such year or as of the date of such removal or resignation, as the case may be. With respect to any Securities which do not have a readily ascertainable market value, PWG shall provide the Trustee with periodic valuations of such Securities. The valuation method of each valuation report shall be done in a manner consistent with valuations used by PWG on its inventory of Securities. The Trustee may conclusively rely upon such valuations of PWG for all purposes hereunder without inquiry. Following the Change in Control Notice Date, the appropriate investment manager referred to in Section 5(c) shall be substituted for PWG for purposes of the three preceding sentences.

            (ii) Unless PWG, the Executive or the Executive's Beneficiary shall have notified the Trustee of exceptions, objections, outstanding claims against the Trustee or disputed items within 180 days following receipt of an annual statement of account or final statement of account delivered in accordance with
Section 7(a)(i) above, PWG and the Executive and the Executive's Beneficiary, if applicable, shall be deemed to have approved such statement of account and the Trustee shall be relieved and discharged from all matters covered therein. This
Section 7(a)(ii) shall not apply to any matter which the Trustee willfully or through gross negligence misstates, conceals or omits in the preparation of such statement of account or to any acts of fraud by the Trustee.

            (b) Nothing contained in this Trust Agreement or in the Deferred Compensation Agreement shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's account or for instructions in connection with Trust I, the only other necessary parties thereto in addition to the Trustee shall be PWG and the Executive or the Executive's Beneficiary. No person interested in the Trust, other than PWG and the Executive or the Executive's Beneficiary, shall have a right to compel an accounting, judicial or otherwise.

            Section 8.  Responsibility of Trustee.

            (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aim; provided, however, that the Trustee shall incur no liability to any person for any action taken (i) pursuant to an Affidavit delivered to the Trustee by the Executive in accordance with
Section 2(b) above or (ii) pursuant to any written direction, request or approval given by PWG, the Administrator or an investment manager that is in conformity with the terms of the Deferred Compensation Agreement and this Trust Agreement.

            (b) Subject to Section 9, if the Trustee undertakes or defends any litigation arising in connection with Trust I, PWG shall indemnify fully the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and shall be primarily liable for such costs, expenses and liabilities.

            (c) The Trustee may consult with legal counsel (who may also be counsel for PWG generally) with respect to any of its duties or obligations hereunder. The Trustee may retain and consult with counsel, who may be counsel for PWG or for the Trustee in its individual capacity, and shall not be deemed imprudent by reason of its taking or refraining from taking action in reasonable reliance upon the opinion of such counsel. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Trust Agreement, except as required by law. The Trustee may also retain one or more consultants to assist it in the performance of its duties under the last sentence of Section 1(g) of this Trust Agreement. The Trustee shall not be liable for any acts or omissions of any such consultant, provided that the Trustee selects and supervises that consultant in accordance with the standard of care set forth in Section 8(a) of this Trust Agreement.

            (d) The Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

            (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that, if an insurance policy is held as an asset of Trust I, the Trustee shall have no power to name a beneficiary of the policy other than Trust I, to assign the policy (as distinct from conversion of the policy to a different form) other than to a Successor Trustee (as defined below) or to loan to any person the proceeds of any borrowing against such policy.

            (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give Trust I the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedures and Administrative Regulations promulgated pursuant to the Code.

            (g) The Trustee shall be responsible for such duties as are specifically set forth as such in this Trust Agreement or as otherwise agreed to in writing by the Trustee. The Trustee shall not be compelled to take any action toward the execution or performance of Trust I created hereunder or to prosecute or defend any suit or claim in respect thereof, unless indemnified to its satisfaction against loss, liability, and reasonable costs and expenses. The Trustee shall be under no liability or obligation to anyone with respect to any failure on the part of PWG to perform any of its obligations under this Trust Agreement.

            (h) PWG shall act in accordance with the Deferred Compensation Agreement, and, prior to the Change in Control Notice Date, the Trustee shall not be responsible in any respect for acting in accordance with the Deferred Compensation Agreement. The Trustee shall not be responsible for the adequacy of Trust I to meet and discharge all payments and liabilities under the Deferred Compensation Agreement. Prior to the Change in Control Notice Date, the Trustee shall be fully protected in relying upon any written notice, certificate, instruction, direction or other communication of any investment manager appointed by PWG, the Administrator or other duly authorized officers of PWG that is not contrary to the express provisions of this Trust Agreement.

            (i) The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication reasonable believed by it to be genuine and to be signed by the proper person or persons, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein.

            (j) In no event shall the Trustee incur liability to any person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of action in which such a claim may be brought, with respect to Trust I or its role as Trustee, except to the extent that such damages are the result of the gross negligence or willful misconduct of the Trustee. The foregoing sentence shall not apply with respect to any such indirect, consequential or special damages to the extent that such damages are the result of the willful misconduct or gross negligence of the Trustee to the extent such indirect, consequential or special damages are otherwise recoverable at law or in equity.

            (k) PWG shall pay and shall protect, indemnify and save harmless the Trustee and its officers, directors or trustees, employees, agents and nominees from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature arising from or relating to any action or failure to act by the Trustee in connection with the transactions contemplated by this Trust Agreement, except to the extent that any such loss, liability, action, suit, demand, damage, cost or expense is the result of the gross negligence or willful misconduct of the Trustee.

            (l) For purposes of this Trust Agreement, acts or omissions of the Trustee shall include those of its directors, trustees, officers, employees, agents, appointees, nominees, consultants, advisers and assigns.

            Section 9. Compensation and Expenses of Trustee.

            (a) PWG shall pay (or make available to the Trustee to pay) any federal, state, local or other taxes (including withholding taxes) imposed or levied with respect to the corpus or income of Trust I or any part thereof under existing or future laws, and PWG, in its discretion, may contest the validity or amount of any transaction cost or any tax assessment, claim or demand respecting Trust I or any part thereof. The Trustee shall maintain such records and shall deliver such reports to PWG as may be necessary to permit the proper allocation of taxes among investments and the proper payment of taxes by PWG.

            (b) PWG shall pay directly (and not from the assets of Trust I) to the Trustee from time to time such reasonable compensation for its services as trustee as shall be agreed upon by PWG and the Trustee. Prior to the occurrence of a Change in Control, PWG shall also pay the reasonable and necessary expenses (including reasonable fees of counsel engaged by the Trustee pursuant to Section 8(b) of this Trust Agreement) incurred by the Trustee in the performance of its duties under this Trust Agreement; provided, however, that the aggregate amount of any legal expenses incurred in any calendar year by the Trustee under Trust I and any other trust between PWG and the Trustee that is established in whole or in part to fund PWG's obligations under the Deferred Compensation Agreement or any similar agreement with any other executive of PaineWebber and that are reimbursable to the Trustee under this Section 9(b) or the corresponding section of each trust agreement entered into by the parties hereto in connection with any such other trust shall not exceed $5,000, unless (i) the Trustee has delivered written notice ("Notice") to PWG at least ten business days prior to the date on which such legal fees or expenses are to be incurred or such other time as may be agreeable by the parties and (ii) PWG has not notified the Trustee in writing of its objection to the Trustee incurring such expenses prior to the expiration of such ten-business-day period. To constitute Notice for purposes of the previous sentence, the writing from the Trustee to PWG shall specify in reasonable detail
(i) the expenses to be incurred, (ii) the reason or reasons why the Trustee believes it is necessary to incur such expenses, (iii) the anticipated amount of such expenses and (iv) the legal counsel who will be paid any amounts for which reimbursement will be sought by the Trustee under this Section 9(b). If PWG notifies the Trustee in writing of its objection to any expenses described in the Notice prior to the expiration of the ten-business-day period, such expense shall not be reimbursable to the Trustee either from the assets of Trust I or from PWG, regardless of whether the Trustee determines to incur such expense. The ten-business-day notice period described above shall begin on the date the Notice is received by PWG. Any compensation and expenses which are otherwise reimbursable under this Section 9(b) and which are not paid by PWG may be deducted by the Trustee from the assets of Trust I. If the Trustee satisfies such obligations out of the assets of Trust I, PWG shall immediately, upon demand by the Trustee, deposit into Trust I a sum equal to the amount paid by Trust I.

            (c) During the Change in Control Period, PWG shall pay the reasonable and necessary expenses (including, without limitation, the reasonable fees and expenses of legal counsel and consultants) incurred by the Trustee in the performance of its duties under this Trust Agreement.

            Section 10. Resignation and Removal of Trustee.

            (a) Subject to Section 11, the Trustee may resign at any time by written notice to PWG, which shall be effective ninety days after receipt of such notice by PWG, unless PWG and the Trustee agree in writing to a shorter or longer period. Until such time as a Successor Trustee is duly appointed and qualified to serve hereunder, such resignation shall not affect (i) the Trustee's obligations to hold custody of the assets of Trust I, to make payments contemplated by Section 2 of this Agreement, or to dispose of Securities in order to make such payments, (ii) the Trustee's obligations or responsibilities set forth in this Agreement or (iii) the Trustee's rights under Section 9 of this Agreement.

            (b) Subject to Section 11, the Trustee may be removed at any time by written notice from PWG, which removal shall be effective ninety days after such notice of removal is delivered to the Trustee by PWG. Such removal shall not be effective until such time as a Successor Trustee is duly appointed and qualified to serve hereunder.

            (c) Upon the resignation or removal of the Trustee and appointment of a Successor Trustee, all assets shall subsequently be transferred to the Successor Trustee. The transfer shall be completed within thirty days after receipt of notice of resignation, removal or transfer.

            (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of Trust I.

            (e) The resignation or removal of the Trustee shall not affect its rights, obligations and privileges under Sections 7 and 8 of this Trust Agreement.

            Section 11. Appointment of Successor.

            (a) If the Trustee resigns or is removed in accordance with the provisions of this Trust Agreement, PWG shall appoint a bank or trust company unaffiliated with PWG or any successor to all or substantially all of the assets of PWG that has corporate trustee powers under applicable law and which has trust assets under management at the time of such appointment of at least $10 billion, as a successor to replace the Trustee upon such resignation or removal (the "Successor Trustee"). The appointment shall be effective when accepted in writing by the Successor Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in Trust I assets. The former Trustee shall execute any instrument necessary or reasonably requested by PWG or the Successor Trustee to evidence the transfer. Following a Change in Control, the Trustee may not be removed by PWG unless the then current Trustee approves the Successor Trustee, which approval shall be granted only if the Trustee reasonably determines that the appointment of the Successor Trustee will not impair the rights of any Trust I beneficiary under the Deferred Compensation Agreement and this Trust Agreement.

            (b) The Successor Trustee need not examine the records and acts of any prior Trustee. The Successor Trustee shall not be responsible for and PWG shall indemnify and defend the Successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes Successor Trustee.

            (c) When this Trust I shall have been transferred and delivered to the Successor Trustee and the accounts of the Trustee have been settled as provided in Section 7 hereof, the Trustee shall be released and discharged from all further accountability or liability for Trust I to the extent contemplated by Section 7 hereof.

            Section 12. Amendment or Termination.

            (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and PWG. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Deferred Compensation Agreement or shall make Trust I revocable. Following the date of a Change in Control, this Trust Agreement may not be amended in a manner which is adverse in any respect to the Executive or, following the date of death of the

Executive, the Executive's Beneficiary without the prior written consent of the Executive or the Executive's Beneficiary, as the case may be.

            (b) Trust I shall not terminate until the earlier to occur of (i) the date on which the Executive and the Executive's Beneficiary are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Agreement and (ii) the twenty-first anniversary of the death of the Executive, the Executive's Beneficiary and the spouse of any Beneficiary alive on the date of Execution of Trust Agreement. Upon termination of Trust I, any assets remaining in Trust I shall be returned to PWG.

            (c) The termination of Trust I shall not affect the respective rights and obligations of PWG and the Trustee under Section 8 of this Trust Agreement.

            Section 13. Trust Effective Date. This Trust Agreement shall be effective on the Effective Date.

            Section 14. Miscellaneous.

            (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

            (b) Benefits payable to the Executive and the Executive's Beneficiary under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

            (c) Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class postage.

            (d) The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Trust Agreement and shall not be employed in the construction of this Trust Agreement.

            (e) PWG shall provide the Trustee with a written certification with respect to any persons who may act on behalf of PWG and who are appointed as investment managers, together with specimen signatures of such individuals. The Trustee shall have no duty to inquire as to the authenticity of such certification; provided, however, that the Trustee may reasonably require PWG to provide additional information with regard to the authorized persons and their specimen signatures.

            (f) This Trust Agreement shall be construed and interpreted under, and Trust I hereby created shall be governed by, the laws of the State of New York insofar as such laws do not contravene any applicable federal laws, rules or regulations. The United States District Court of the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Trust Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County, shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising from or relating to this Agreement or the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                        PAINE WEBBER GROUP INC.

                                        By:
                                           -------------------------------------
                                           Title:


                                       THE CHASE MANHATTAN BANK,
                                         as Trustee

                                        By:
                                           -------------------------------------
                                           Title:

                                    Exhibit A

                                    Affidavit

            I, ___________________, under penalties of perjury, do hereby solemnly swear (i) that I make this affidavit in order to induce The Chase Manhattan Bank, as Trustee under the Trust Agreement with Paine Webber Group Inc.("PWG"), dated as of ______________ (the "Trust Agreement"), to pay me the benefits to which I am entitled under such Trust Agreement, (ii) that the amount of the payment to which I am entitled is $________________, (iii) that such payment is due on ________________ and (iv) that the events giving rise to PWG's obligation to make such payment and the provisions of the agreement or arrangements with PWG applicable thereto are accurately and fairly described on the schedule attached hereto.


                                                --------------------------------
                                                Executive's Signature

STATE OF       )
               :   ss.:
COUNTY OF      )

            On the __ day of __________, 19__, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________, and that the statements herein are all true and correct.


                                                --------------------------------
                                                Notary Public